UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 15, 2005

                                Unit Corporation

             (Exact name of registrant as specified in its charter)



          Oklahoma                    1-9260                 73-1283193
(State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
     of incorporation)                                  Identification No.)



       7130 South Lewis, Suite 1000, Tulsa, Oklahoma           74136
          (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (918) 493-7700

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


____ Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
           -------------------------------------------

     On February 15, 2005, the Board of Directors of Unit Corporation (the "Company") adopted a new form of Indemnification Agreement to be entered into, from time to time, with each of the directors and executive officers of the Company. The Indemnification Agreement provides indemnity, including the advancement of expenses, to the directors and executive officers against liabilities incurred in the performance of their duties to the fullest extent permitted by the General Corporation Law of the State of Delaware. Each of the current directors and executive officers of the Company (Messrs. Morgan, Williams, Pinkston, Kirchner, Cook, Adcock, Nikkel, Monroe, Schell, Merrill and Belitz) will enter into the new form of Indemnification Agreement with the Company, which will supersede the prior form of Indemnification Agreement (filed as Exhibit 10 to the Company's Form 8-K filed on August 28, 2001) that may have been entered into between each them and the Company. A copy of the new form of Indemnification Agreement is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

     Also, as previously reported in the Company's Form 8-K's filed on October 21, 2004, and December 20, 2004, the Company's current Chief Executive Officer, Mr. Nikkel, will retire from the Company on April 1, 2005, and begin serving as a consultant to the Company on that date. At the February 16, 2005, meeting of the Compensation Committee of the Board of Directors of the Company, the Committee elected to reward Mr. Nikkel for his 21 years of exemplary service to the Company by awarding him a cash bonus of $750,000, payable in 24 equal monthly installments commencing on the 20th month following his retirement on April 1, 2005.


Item 1.02  Termination of a Material Definitive Agreement.
           -----------------------------------------------

     Please see the information set forth above in the first paragraph of Item 1.01, which is incorporated by reference into this Item 1.02.


Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
           ------------------------------------------------------------

     On February 15, 2005, the Board of Directors of the Company adopted certain amendments to the By-Laws of the Company as follows:

     1. Added a new section, "Article II, Section 12. Committees." This section provides that the Board of Directors of the Company may designate Board committees and sets forth certain procedures for the Board committees such as the appointment of alternate members to a committee.

     2. Added a new subsection (l) to "Article IV, Section 1. Indemnification." This subsection sets forth procedures that an officer or director of the Company may avail themselves of in the event that a claim for indemnification or advancement of expenses is not paid within 30 days after such a claim.

     3. Revised subsection (k) of "Article IV, Section 1. Indemnification" to provide that the Company is required to indemnify an officer or director in connection with an action or suit commenced by such officer or director only if the commencement of such action or suit was specifically authorized by the Board of Directors of the Company.

     4. Certain other minor clarifying changes were made to "Article IV, Section
1. Indemnification," such as clarifying that the advancement of expenses includes attorney's fees.

     A copy of the By-Laws, as amended, of the Company is filed as an exhibit to this Form 8-K. The foregoing summary of the amendments to the By-Laws is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.
          ----------------------------------

(a)  Financial Statements of Businesses Acquired.
     --------------------------------------------

Not Applicable.


(b)  Pro Forma Financial Information.
     --------------------------------

Not Applicable.


(c)  Exhibits.
     ---------


      3.1  By-Laws of the Company, as amended through February 15, 2005.

     10.1 Form of Indemnification Agreement entered into between the Company and its executive officers and directors.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Unit Corporation



Date: February 22, 2005           By:  /s/ Mark E. Schell
                                     --------------------
                                  Name:  Mark E. Schell
                                  Title:  Senior Vice President

                                 EXHIBIT INDEX
                                 -------------

      3.1  By-Laws of the Company, as amended through February 15, 2005.

     10.1 Form of Indemnification Agreement entered into between the Company and its executive officers and directors.
























































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